Exhibit 99.1

         R.H. Donnelley Announces Tender Offer and Consent Solicitation

    CARY, N.C.--(BUSINESS WIRE)--Nov. 21, 2005--R.H. Donnelley Inc. (the "Company"), a wholly owned subsidiary of R.H. Donnelley Corporation (NYSE: RHD), a leading Yellow Pages publisher and local online search company, announced today that it is commencing a cash tender offer for any and all of its outstanding $325,000,000 aggregate principal amount of 8 7/8% Senior Notes due 2010 (CUSIP Numbers:
749564AB6, 749564AA8, U76218AA1; together, the "Notes"), as well as a related consent solicitation to amend the indenture governing the Notes, on the terms and subject to the conditions set forth in the Company's Offer to Purchase and Consent Solicitation Statement dated November 21, 2005. The tender offer and consent solicitation are subject to the satisfaction of a number of conditions, including the obtaining of satisfactory financing for the transaction, the receipt of consents in respect of at least a majority of the principal amount of Notes and the execution of a supplemental indenture in respect of the proposed amendments.
    The total consideration to be paid for each validly tendered Note, subject to the terms and conditions of the tender offer and consent solicitation, will be paid in cash and will be equal to the price that, as of the settlement date, results in a yield to first call of
(1) the yield to maturity of the 3% U.S. Treasury Note due December 31, 2006 and (2) a fixed spread of 50 basis points (the "Total Consideration").
    The Company is also soliciting consents from holders of the Notes for certain amendments which would eliminate substantially all of the restrictive covenants and certain of the events of default contained in the indenture and the Notes and modify the covenant regarding mergers, as well as modify or eliminate certain other provisions contained in the indenture and the Notes. Adoption of the proposed amendments requires the consent of holders of at least a majority of the aggregate principal amount of Notes outstanding.
    The consent solicitation will expire at 5:00 p.m., New York City time, on Tuesday, December 6, 2005, unless earlier terminated or extended (such date and time, as the same may be extended, the "Consent Date"). Holders who validly tender their Notes by the Consent Date will be eligible to receive the Total Consideration. Holders who validly tender their Notes after the Consent Date, and on or prior to Midnight, New York City time, December 19, 2005 (the "Expiration Date"), will be eligible to receive the Tender Offer Payment, which is equal to the Total Consideration less $30.00 per $1,000 principal amount of Notes (the "Consent Payment").
    Subject to the terms and conditions of the tender offer and the consent solicitation, Notes accepted for payment are expected to be paid for on December 20, 2005, assuming that the Expiration Date is not extended. In addition, holders whose Notes are purchased will be paid accrued and unpaid interest up to, but not including, the settlement date.
    Holders who tender their Notes will be required to consent to the proposed amendments and holders who consent will be required to tender their Notes. Holders must validly tender their Notes and deliver their consents on or prior to the Consent Date in order to be eligible to receive the Total Consideration. Holders tendering Notes after the Consent Date will only be eligible to receive the Tender Offer Payment. Tendered Notes may not be withdrawn and consents may not be revoked unless the Company reduces the amount of the Tender Offer Payment, the Consent Payment or the principal amount of Notes subject to the tender offer and consent solicitation, or if such withdrawals or revocations are required by law.

    J.P. Morgan Securities Inc. is the Dealer Manager for the tender offer and the Solicitation Agent for the consent solicitation and can be contacted at (212) 270-1509 (collect). MacKenzie Partners, Inc. is the Information Agent for the tender offer and consent solicitation and can be contacted at (212) 929-5500 (collect) or (800) 322-2885 (toll free). The Depositary for the tender offer and the consent solicitation is The Bank of New York and can be contacted at (212) 815-5098 (collect).

    This communication is for informational purposes only. It is not intended as an offer or solicitation for the purchase or sale of any financial instrument or as an official confirmation of any transaction. Any comments or statements made herein do not necessarily reflect those of J.P. Morgan Securities Inc., MacKenzie Partners, Inc. or The Bank of New York, or their respective subsidiaries and affiliates.

    About R.H. Donnelley

    R.H. Donnelley is a leading Yellow Pages publisher and local online search company. RHD publishes directories with total distribution of approximately 28 million serving approximately 260,000 local and national advertisers in 19 states. RHD publishes directories under the Sprint Yellow Pages(R) brand in 18 states with total distribution of approximately 18 million serving approximately 160,000 local and national advertisers, with major markets including Las Vegas, Nevada, and Orlando and Ft. Myers, Florida. In addition, RHD publishes directories under the SBC Yellow Pages brand in Illinois and Northwest Indiana with total distribution of approximately 10 million serving approximately 100,000 local and national advertisers. RHD also offers online city guides and search websites in its major Sprint Yellow Pages markets under the Best Red Yellow Pages(R) brand at www.bestredyp.com and in the Chicago area at www.chicagolandyp.com. For more information, please visit R.H. Donnelley at www.rhd.com.

    Safe Harbor Provision

    Certain statements contained in this joint press release regarding R.H. Donnelley's and Dex Media's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to R.H. Donnelley or Dex Media, have been used to identify such forward-looking statements. All forward-looking statements reflect only R.H. Donnelley's and Dex Media's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley and Dex Media. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley's and Dex Media's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the merger between R.H. Donnelley and Dex Media, including future financial and operating results, R.H. Donnelley's plans, objectives, expectations and intentions and other statements that are not historical facts.
    The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (2) the failure of R.H. Donnelley and Dex Media stockholders to approve the merger; (3) the risk that the businesses will not be integrated successfully; (4) the risk that the expected strategic advantages and cost savings from the merger may not be fully realized or may take longer to realize than expected; (5) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (6) general economic conditions and consumer sentiment in our markets. Additional factors that could cause R.H. Donnelley's and Dex Media's results to differ materially from those described in the forward-looking statements are described in detail in the registration statement on Form S-4 that R.H. Donnelley filed with the Securities and Exchange Commission (the "SEC") (Registration No. 333-129539), which contains a preliminary joint proxy statement/prospectus relating to the proposed transaction, R.H. Donnelley's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2004 in Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations," Dex Media's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 in Item 1 "Business" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Standalone Company and elsewhere in Dex Media's Report," as well as R.H. Donnelley's and Dex Media's other periodic filings with the SEC that are available on the SEC's website at www.sec.gov.

    Additional Information and Where to Find It

    In connection with the proposed transaction, R.H. Donnelley has filed a registration statement on Form S-4 with the SEC (Registration No. 333-129539) containing a preliminary joint proxy statement/prospectus relating to the proposed transaction. Investors are urged to read the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Investors may obtain a free copy of the registration statement and the definitive joint proxy statement/prospectus (when available), as well as other filings containing information about R.H. Donnelley and Dex Media, without charge, on the SEC's website at www.sec.gov. Free copies of R.H. Donnelley's SEC filings are also available on R.H. Donnelley's website at www.rhd.com, or by request to Investor Relations, R.H. Donnelley Corporation, 1001 Winstead Drive, Cary, North Carolina 27513. Free copies of Dex Media's SEC filings are available on Dex Media's website at www.dexmedia.com, or by request to Investor Relations, Dex Media, Inc., 198 Inverness Drive West, Englewood, Colorado 80112. Information contained on R.H. Donnelley's website, Dex Media's website or the website of any other person is not incorporated by reference into this filing, and no information contained on those websites should be considered to be part of this joint press release.

    Participants in Solicitation

    R.H. Donnelley, Dex Media and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from R.H. Donnelley's or Dex Media's stockholders with respect to the proposed transaction. Information regarding R.H. Donnelley's directors and executive officers is available in its proxy statement filed with the SEC by R.H. Donnelley on March 21, 2005, and information regarding Dex Media's directors and executive officers is available in its proxy statement filed with the SEC by Dex Media on April 20, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the registration statement on Form S-4 filed with the SEC in connection with the proposed transaction.



    CONTACT: R.H. Donnelley Inc.
             Jenny L. Apker, 800-497-6329
             or
             James M. Gruskin, 800-497-6329